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                                                                     EXHIBIT 5.1


                                                       VINSON & ELKINS L.L.P.
                                                       2300 FIRST CITY TOWER
VINSON & ELKINS                                        1001 FANNIN STREET
ATTORNEYS AT LAW                                       HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713) 758-2222
                                                       FAX (713) 758-2346
                                                       www.velaw.com


                                  June 7, 2002



Natural Resource Partners L.P.
601 Jefferson Street
Suite 3600
Houston, Texas 77002

Ladies and Gentlemen:

      We have acted as counsel to Natural Resource Partners L.P., a Delaware limited partnership (the "Partnership"), NRP (GP) LP, a Delaware limited partnership and the general partner of the Partnership and GP Natural Resource Partners LLC, a Delaware limited liability company and the general partner of NRP (GP) LP (together with NRP (GP) LP, the "General Partner"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the offering and sale of up to an aggregate of 4,576,890 common units representing limited partner interests in the Partnership (the "Common Units").

      As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Uniform Revised Limited Partnership Act, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

      Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

      1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

      2. The Common Units, when issued and delivered on behalf of the Partnership against payment therefor as described in the Partnership's Registration Statement on Form S-1 (the "Registration Statement") relating to the Common Units, will be duly authorized, validly issued, fully paid and nonassessable.


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      We hereby consent to the statements with respect to us under the heading
"Validity of Common Units" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                        Very truly yours,


                                        /s/ VINSON & ELKINS L.L.P.